Exhibit 99.4
STRATEGIC INVESTOR AGREEMENT
     THIS STRATEGIC INVESTOR AGREEMENT (this “Agreement”) dated as of November 28, 2008 by and among (i) Comcast Wireless Investment I, Inc., a Delaware corporation (“Comcast I”), Comcast Wireless Investment II, Inc., a Delaware corporation (“Comcast II”), Comcast Wireless Investment III, Inc., a Delaware corporation (“Comcast III”), Comcast Wireless Investment IV, Inc., a Delaware corporation (“Comcast IV”), Comcast Wireless Investment V, Inc., a Delaware corporation (“Comcast V” and together with Comcast I, Comcast II, Comcast III and Comcast IV, “Comcast”); (ii) TWC Wireless Holdings I LLC, a Delaware limited liability company (“TWC I”), TWC Wireless Holdings II LLC, a Delaware limited liability company (“TWC II”), TWC Wireless Holdings III LLC, a Delaware limited liability company (“TWC III” and together with TWC I and TWC II, “TWC”); (iii) BHN Spectrum Investments, LLC, a Delaware limited liability company (“BHN”); (iv) Google Inc., a Delaware corporation (“Google”) (each of Comcast, TWC, BHN and Google, together with its Permitted Transferees and Permitted Designees (each as hereinafter defined), an “Investor”, and collectively, the “Investors”); (v) solely for purposes of Sections 7 through 19, Comcast Corporation, a Pennsylvania corporation (“Comcast Parent”); and (vi) solely for purposes of Sections 8 through 19, Time Warner Cable Inc., a Delaware corporation (“TWC Parent”), and Bright House Networks, LLC, a Delaware limited liability company (“BHN Parent”).
W I T N E S S E T H :
     WHEREAS, Clearwire Sub LLC, a Delaware limited liability company and successor by merger to Clearwire Corporation (“Clearwire Sub”), Clearwire Corporation, a newly formed Delaware corporation and indirect parent of Clearwire Sub (“NewCo”), Clearwire Communications LLC, a Delaware limited liability company (“NewCo LLC”), Sprint Nextel Corporation, a Kansas corporation, Intel Corporation, a Delaware corporation, Comcast Parent, TWC Parent, BHN Parent and Google are parties to that certain Transaction Agreement dated as of May 7, 2008 (as amended from time to time, the “Transaction Agreement”);
     WHEREAS, pursuant to the Transaction Agreement, on the date hereof, the following documents and agreements (inter alia) have been executed and delivered by the parties thereto and have become effective: (i) an Equityholders’ Agreement (as amended from time to time, the “Equityholders’ Agreement”); (ii) a Registration Rights Agreement (as amended from time to time, the “Registration Rights Agreement”); (iii) an Amended and Restated Operating Agreement of NewCo LLC (as amended from time to time, the “Operating Agreement”); (iv) a Restated Certificate of Incorporation of NewCo (as amended from time to time, the “Charter”); and (v) Bylaws of NewCo (as amended from time to time, the “Bylaws”; and, together with the Transaction Agreement, the Equityholders’ Agreement, the Registration Rights Agreement, the Operating Agreement and the Charter, collectively, the “Transaction Documents”); and

     WHEREAS, the parties hereto desire to enter into this Agreement in order to further define their respective rights and obligations under the Transaction Documents and in connection with the transactions contemplated thereby.
     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:
     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Equityholders’ Agreement or the Operating Agreement; provided that any term defined in both the Equityholders’ Agreement and the Operating Agreement shall have the meaning set forth in the Equityholders’ Agreement. In addition, for purposes of this Agreement, the following terms shall have the following meanings:
     “Approving Investors” means (i) the Primary Investors and (ii) if Comcast is not a Primary Investor, Comcast for so long as it has a Percentage Interest that is greater than or equal to at least one of the remaining Primary Investors, if any.
     “Original Shares” means the number of shares of Common Stock acquired by an Investor on the Effective Date in connection with the transactions contemplated by the Transaction Agreement, as adjusted pursuant to Section 4.3 of the Transaction Agreement and for Recapitalization Events.
     “Permitted Transferee” shall have the meaning set forth in the Equityholders’ Agreement; provided that for purposes of this Agreement clause (ii) of such definition shall be disregarded.
     “Primary Investor” means each of Comcast, TWC and Google; provided that if, at any time after the Effective Date, such Investor ceases to hold at least 50% of its Original Shares, such Investor shall no longer be a Primary Investor.
     “Relative Percentage Interest” means, with respect to an Investor, the Percentage Interest of such Investor (expressed as an absolute number) divided by the sum of the Percentage Interests (expressed as an absolute number) of all of the Investors.
     “Relative Primary Percentage Interest” means, with respect to any Primary Investor, the Percentage Interest of such Primary Investor (expressed as an absolute number) divided by the sum of the Percentage Interests (expressed as an absolute number) of all of the Primary Investors.
     “Requisite Approval” means the approval of (i) for so long as Comcast is a Primary Investor and has the highest Relative Primary

Percentage Interest, Comcast plus one other Primary Investor, (ii) if Comcast is no longer a Primary Investor or no longer has the highest Relative Primary Percentage Interest, Approving Investors having Percentage Interests representing, in the aggregate, greater than 50% of the Percentage Interests of all Approving Investors and (iii) if no Investor is a Primary Investor, Investors having Percentage Interests representing, in the aggregate, greater than 50% of the Percentage Interests of all Investors.
     “Strategic Investor Representative” means the Initial Strategic Investor Representative or any successor Strategic Investor Representative appointed pursuant to Section 7 hereof.
     2. Strategic Investor Designees. (a) Subject to the remaining provisions of this Section 2, for so long as the Strategic Investor Group has the right to designate two Strategic Investor Designees to the Board of Directors of the Company pursuant to the terms of the Equityholders’ Agreement, (i) for so long as Comcast is a Primary Investor and has the highest Relative Primary Percentage Interest, (x) one Strategic Investor Designee shall be designated by Comcast and (y) the right to designate the second Strategic Investor Designee shall rotate between Google and TWC every two years, the first such rotation (which shall end immediately prior to the second annual meeting of stockholders of the Company following the Effective Date) being allocated to TWC and (ii) if Comcast is no longer a Primary Investor or no longer has the highest Relative Primary Percentage Interest, one Strategic Investor Designee shall be designated, as applicable, by each of the two Approving Investors with the highest Relative Percentage Interests as among all Approving Investors (or if there is only one Approving Investor, by such Approving Investor). The initial Strategic Investor Designees shall be:
     For Comcast: Dennis S. Hersch
     For TWC: TWC will have until February 27, 2009 to identify and nominate the remaining initial Strategic Investor Designee (the “Initial TWC Designee”) and will use its Reasonable Best Efforts to identify and nominate such person prior to January 14, 2009.
          (b) For so long as the Strategic Investor Group has the right to designate a Strategic Investor Observer under Section 2.1(a)(iv)(D) of the Equityholders’ Agreement, the Strategic Investor Observer shall be designated by the Approving Investor who has not designated one of the Strategic Investor Designees then serving on the Board or, if there is more than one Approving Investor who has not designated one of the Strategic Investor Designees then serving on the Board, by such Approving Investor with the then-highest Relative Percentage Interest as among such Approving Investors (or, if there is only one remaining Approving Investor, by such Approving Investor). In the event that all Approving Investors have designated a Strategic Investor Designee then serving on the Board, the Strategic Investor Observer shall be designated by Approving

Investors having Percentage Interests representing, in the aggregate, greater than 50% of the Percentage Interests of all Approving Investors.
          (c) If the Strategic Investor Group loses the right to designate one or more Strategic Investor Designees pursuant to Section 2.1 or Section 3.8 of the Equityholders’ Agreement, (i) for so long as Comcast is a Primary Investor and has the highest Relative Primary Percentage Interest, each of the other Primary Investors shall lose the right to designate a Strategic Investor Designee pursuant to Section 2(a)(i) above and (ii) if Comcast is no longer a Primary Investor or no longer has the highest Relative Primary Percentage Interest, the Approving Investor with the then-lowest Percentage Interest of all Approving Investors then having the right to designate a Strategic Investor Designee shall lose the right to designate a Strategic Investor Designee pursuant to Section 2(a)(ii) above.
          (d) If the Strategic Investor Group gains the right to designate additional Strategic Investor Designees (“Undesignated Directors”) pursuant to Section 2.1 or Section 3.8 of the Equityholders’ Agreement, then the Undesignated Director(s) shall be designated in the following manner:
     (A) first, any Primary Investor who holds at least 75% of its Original Shares and has previously lost the right (either individually or jointly) to designate a Director shall have the right to designate one of the Undesignated Directors at such time; provided that if, at such time, there is only one Undesignated Director and more than one such Primary Investor, such Primary Investor with the then-highest Relative Primary Percentage Interest as among such Primary Investors shall designate such Undesignated Director;
     (B) second, the Approving Investor who is currently designating the Strategic Investor Observer shall have the right to designate one of the remaining Undesignated Directors, if any; and
     (C) third, each Approving Investor shall have the right to designate a number of the remaining Undesignated Directors, if any, at such time equal to (x) the Percentage Interest of such Approving Investor relative to the Percentage Interests of all Approving Investors multiplied by (y) the number of such remaining Undesignated Directors, rounded to the nearest whole number; provided that if the foregoing calculation results in the Approving Investors being entitled, in the aggregate, to designate more Undesignated Directors than there are available seats, then the Approving Investor(s) with the then-highest Relative Percentage Interest(s) shall have priority with respect to the designation of the remaining Undesignated Directors.
By way of example, and assuming (A) and (B) are not applicable, if Comcast, Google and TWC have Relative Primary Percentage Interests of 40%, 33% and 27%, respectively, and there are two Undesignated Directors, (i) Comcast shall be entitled to designate one Undesignated Director (0.40 x 2 = 0.80, rounded up to 1), (ii) Google shall have the right to designate one Undesignated Director (0.33 x 2 = 0.66, rounded up to 1) and (iii) TWC shall have the right to designate one Undesignated Director (0.27 x 2 = 0.54, rounded up to 1; however, since there are only two Undesignated Directors, Comcast and Google have priority and TWC will not have the right to designate an Undesignated Director).
          (e) For purposes of this Section 2, if (i) two or more Investors have equal Percentage Interests, and (ii) but for the fact that such Investors have equal Percentage Interests, each such Investor would have the right to designate a Strategic Investor Designee, Strategic Investor Observer or an Undesignated Director hereunder, then such right shall rotate among such Investors on an annual basis, with the first such rotation being determined by coin flip.
          (f) For the avoidance of doubt, any Investor that nominates any Strategic Investor Designee or Strategic Investor Observer shall have the right to direct the Strategic Investor Representative to remove and replace such Strategic Investor Designee or Strategic Investor Observer as set forth in Section 2.1(g) of the Equityholders’ Agreement.
          (g) Each Investor acknowledges that for so long as an Investor is entitled to appoint a Strategic Investor Designee pursuant to this Section 2, if such Investor is a Subject Equityholder, such Investor shall have the right to direct the Strategic Investor Representative to exercise any rights available to such Investor as a Subject Equityholder under Section 2.16 of the Equityholders’ Agreement.
     3. Committees. (a) For so long as the Strategic Investor Group has the right to designate a member of the Company’s Nominating and Compensation Committees pursuant to Sections 2.3(b) and 2.3(c), respectively, of the Equityholders’ Agreement, or of any other standing committee of the Board, the Primary Investor with the then-highest Relative Primary Percentage Interest shall determine which of the Strategic Investor Designees shall sit on such committees (it being agreed and understood that such Primary Investor may not designate one of such Strategic Investor Designees to sit on both the Nominating and Compensation Committees unless there is only one Strategic Investor Designee). For the avoidance of doubt, upon nomination of the Initial TWC Designee, the

Primary Investor with the then-highest Relative Primary Percentage Interest shall promptly remove or cause the removal of the Strategic Investor Designee from either the Nominating Committee or the Compensation Committee, as determined in its discretion, and the other parties shall cause the Strategic Investor Representative to designate the Initial TWC Designee to serve on such committee.
          (b) In the event that the Board forms any special committee pursuant to Section 2.3(e) of the Equityholders’ Agreement, and the Strategic Investor Group has the right to designate a member of such special committee, the Primary Investor with the then-highest Relative Primary Percentage Interest excluding those Primary Investors whose participation on such special committee has been determined by the Independent Directors to be inappropriate pursuant to Section 2.3(e) of the Equityholders’ Agreement) shall have the right to designate such special committee member.
          (c) For purposes of this Section 3, if (i) two or more Investors have equal Percentage Interests, and (ii) but for the fact that such Investors have equal Percentage Interests, each such Investor would have the right to designate committee members hereunder, then such right shall rotate among such Investors on an annual basis, with the first such rotation being determined by coin flip.
     4. Stockholder/Member Approval. Whenever any matter arising under any Transaction Document (other than the Transaction Agreement or as otherwise specified herein) requires the approval or consent of, or any action taken by, the Strategic Investor Group or the Strategic Investor Representative on behalf of the Strategic Investor Group, such matter shall be approved, consented to or taken by Requisite Approval; provided that (A) if the approval of an amendment to or waiver of any provision of any Transaction Document (other than the Transaction Agreement or as otherwise specified herein) would adversely and disproportionately impact any one Investor (as compared to the other Investors), in addition to the Requisite Approval, such amendment or waiver shall also require the approval of such disproportionately-impacted Investor, (B) any consent or approval pursuant to Section 2.7(a)(i) of the Equityholders’ Agreement involving an amendment to Section 5.1 of the Charter shall require the consent, approval or determination, as applicable, of each of Comcast and TWC but not Google, and (C) the unanimous consent of each of Comcast, TWC and Google shall be required to select the Investor Independent Designee. For the avoidance of doubt, for purposes of Sections 2.7(c) and 3.6 of the Equityholders’ Agreement, each Investor agrees that the consummation of any transaction in which Microsoft Corporation is a Restricted Entity would adversely and disproportionately impact Google (as compared to the other Investors) only for so long as Google is a Primary Investor and therefore shall require, in addition to the Requisite Approval, the approval of Google only for so long as Google is a Primary Investor. If the Requisite Approval is obtained, each Investor or the Strategic Investor Representative, as applicable, shall be obligated to vote for or consent to, or take the requisite action with respect to, such matter under the applicable Transaction Document. If the Requisite Approval is not obtained, none of the Investors or the

Strategic Investor Representative shall vote for or consent to, or take any other action in further of, such matter; provided that, notwithstanding anything to the contrary contained herein, the Approving Investor with the then-highest Relative Percentage Interest as among all Approving Investors may deliver a notice of objection pursuant to Section 2.7(e) of the Equityholders’ Agreement without the consent or approval of any other Investor following good faith consultation and negotiation among the Investors with respect to the subject matter thereof. For the avoidance of doubt, this Section 4 shall not apply to any matters requiring the approval, consent or waiver of, or any action by, the Investors under the Transaction Agreement.
     5. Right of First Offer. (a) Prior to sending any Interest Notice pursuant to Section 3.3 of the Equityholders’ Agreement or Section 8.8 of the Operating Agreement with respect to all or any portion of its Equity Securities or Units, respectively, an Investor (an “Offering Investor”) shall be obligated to offer such Equity Securities and/or Units (the “Offered Securities”) to each other Investor pursuant to this Section 5(a). Such offer shall be made in accordance with the procedures set forth in Section 3.3 of the Equityholders’ Agreement or Section 8.8 of the Operating Agreement, as applicable, in each case, mutatis mutandis; provided that (i) each Investor shall have 15 days (or five Business Days in respect of a proposed Open Market Transfer) to respond to any written offer delivered pursuant to this Section 5(a) and (ii) unless the Investors elect to purchase all of the Offered Securities, the closing of any purchase by the Investors of Offered Securities shall be contingent upon, and shall occur at the same time as, the closing of the purchase of the remaining Offered Securities by the Non-Selling Equityholders or Non-Selling Members pursuant to Section 3.3 of the Equityholders’ Agreement and/or Section 8.8 of the Operating Agreement, as applicable.
          (b) If the other Investors fail to purchase all of the Offered Securities pursuant to Section 5(a) above, the Offering Investor may send an Interest Notice with respect to the remaining Offered Securities to the Non-Selling Equityholders or the Non-Selling Members, as applicable, pursuant to Section 3.3 of the Equityholders’ Agreement or Section 8.8 of the Operating Agreement. The failure of any Non-Selling Equityholder or Non-Selling Member, as applicable, to exercise its right of first offer pursuant to Section 5(a) above shall not constitute a waiver of its rights under Section 3.3 of the Equityholders’ Agreement or Section 8.8 of the Operating Agreement.
     6. Transfers; Additional Purchases. (a) Without limiting the generality of the obligations of the Investors under Section 7(d), in the event that any action is required by the Strategic Investor Representative under (x) Sections 3.3 (Right of First Offer), 3.4 (Tag-Along Rights), 3.5 (Preemptive Rights) or 3.8 (Joint Purchase Rights) of the Equityholders’ Agreement or (y) Sections 7.10 (Preemptive Rights), 8.8 (Right of First Offer) or 8.9 (Tag-Along Rights) under the Operating Agreement, each Investor will provide the Strategic Investor Representative with any elections, notices and other documents or information required in order to exercise the rights and fulfill the obligations of the Strategic Investor Group and the Strategic Investor Representative thereunder at least three Business Days prior to the date upon which the Strategic Investor Representative is required to deliver any elections, notices and other documents or information related to such Transfer under the Equityholders’ Agreement and/or the Operating Agreement. Any election to purchase Equity Securities or Units delivered by an Investor pursuant to this Section 6(a) shall constitute a binding and irrevocable election by such Investor to purchase the Equity Securities or Units specified therein.
          (b) In the event that the Strategic Investor Group is entitled to purchase (x) Equity Securities pursuant to Sections 3.3, 3.4, 3.5 or 3.8 of the Equityholders’ Agreement or (y) Units pursuant to Sections 7.10, 8.8 or 8.9 of the Operating Agreement, each Investor shall be entitled to purchase a number of Equity Securities or Units, as applicable, equal to the number of Equity Securities or Units that the Strategic Investor Group is entitled to purchase as a whole multiplied by the Relative Percentage Interest of such Investor. If one or more Investors elects not to or is deemed to have waived the right to participate in a purchase, the number of Equity Securities or Units otherwise available to such non-purchasing Investor may be purchased by the remaining Investors in accordance with the Relative Percentage Interests of such remaining Investors.
     7. Strategic Investor Representative.
          (a) By its execution and delivery of this Agreement, each Investor hereby irrevocably appoints the Strategic Investor Representative to take all actions that are designated by the Equityholders’ Agreement or other Transaction Documents to be performed by the Strategic Investor Group, as a group, and to do or refrain from doing all further acts and things, and to execute all documents, as the Strategic Investor Representative deems necessary or appropriate in furtherance of any of the foregoing, including:
     (i) to receive and deliver all notices, communications and deliveries on behalf of the Strategic Investor Group under the Transaction Documents;
     (ii) to provide consent, on behalf of the Strategic Investor Group, for any matter that requires the consent of the Strategic Investor Group under the Transaction Documents; and
     (iii) to exercise any right or election on behalf of the Strategic Investor Group under the Transaction Documents.
Comcast Parent (the “Initial Strategic Investor Representative”) is hereby appointed as the Strategic Investor Representative unless and until the Initial Strategic Investor Representative is removed or resigns pursuant to this Section 7. The Strategic Investor Representative hereby accepts such appointment and agrees to fulfill its obligations hereunder and under the Transaction Documents in accordance with the terms hereof and thereof and, without limiting the generality of the foregoing, will take (or refrain from taking) actions on behalf of the Strategic Investor Group in a manner so as to give effect to the provisions of this Agreement.
          (b) The Primary Investors may remove and replace the Strategic Investor Representative at any time, subject to receipt of the Requisite Approval; provided, however that the consent of the Strategic Investor Representative if such Person is a Primary Investor shall not be required to remove itself as the Strategic Investor Representative if the other Primary Investors unanimously and reasonably determine in good faith, after written notice thereof and a reasonable opportunity to cure, that the Strategic Investor Representative has committed more than one material breach of its obligations under this Agreement or the Transaction Documents.
          (c) The Strategic Investor Representative may resign at any time and the Initial Strategic Investor Representative shall resign if Comcast ceases to be an Approving Investor. Upon any resignation of the Strategic Investor Representative, the Approving Investors will appoint a new Strategic Investor Representative, subject to receipt of the Requisite Approval; provided that any Strategic Investor Representative shall agree to be bound (unless already bound hereby) by the provisions of this Section 7 and Section 8 hereof.
          (d) Each Investor will deliver any elections, notices and other information or documents that are required to be delivered under the Transaction Documents by the Strategic Investor Representative on behalf of such Investor or the Strategic Investor Group (x), except as otherwise provided herein, at least two Business Days prior to the date upon which the Strategic Investor Representative is required to deliver such elections, notices or other documents or information under the applicable Transaction Agreement or (y) if no date certain is specified for such delivery, as promptly as practicable. If any Investor fails to comply with such delivery obligations, such Investor shall be deemed to have waived its rights under the applicable Section of the applicable Transaction Document (but only with respect to such specific instance).
          (e) The Strategic Investor Representative will promptly forward to each Investor all communications and information (including financial information) that it receives under the Transaction Documents. The Strategic Investor Representative will provide to each Investor a copy of any written communication, notice or other information delivered by the Strategic Investor Representative to the Company or any other party pursuant to any of the Transaction Documents. The provisions of Section 4.6 of the Equityholders’ Agreement are hereby incorporated herein by reference.
     8. Exculpation; Indemnification.

     (a) The Strategic Investor Representative will not be responsible to any Investor for any liability, loss, cost, damage or expense (including attorneys’ fees) (“Losses”) any Investor may suffer, and shall have no liability to any Investor, by reason of the performance by the Strategic Investor Representative of its duties under any of the Transaction Documents, other than any Losses arising from willful misconduct, bad faith or gross negligence of the Strategic Investor Representative in the performance of such duties.
     (b) Each of Comcast Parent, TWC Parent, BHN Parent and Google, severally on the basis of the Relative Percentage Interests of Comcast, TWC, BHN and Google, respectively, but not jointly, hereby agree to indemnify and hold the Strategic Investor Representative and its Affiliates harmless from and against any and all Losses reasonably incurred or suffered by the Strategic Investor Representative or its Affiliates as a result of the performance of the Strategic Investor Representative’s duties under the Transaction Documents, except to the extent that such Losses resulted from the willful misconduct, bad faith or gross negligence of the Strategic Investor Representative in the performance of such duties.
     (c) The Strategic Investor Representative hereby agrees to indemnify and hold each Investor and its Affiliates harmless from and against any and all Losses reasonably incurred or suffered by such Investor or its Affiliates to the extent that such Losses resulted from the willful misconduct, bad faith or gross negligence of the Strategic Investor Representative in the performance of its duties under the Transaction Documents.
     9. Notices.
     (a) All notices and other communications required or permitted under this Agreement will be in writing and will be deemed effectively given:
     (i) when personally delivered to the party to be notified;
     (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient or, if not, then on the next Business Day, as long as a copy of the notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt;
     (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

     (iv) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
     (b) All communications will be sent to the party’s address as set forth below or at another address that the party has furnished to each other party in writing in accordance with this provision:

To Comcast:	c/o Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attn: Chief Financial Officer
Facsimile No.: (215) 286-1240

with a copy to:

c/o Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attn: General Counsel
Facsimile No.: (215) 286-7794

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Attn: David L. Caplan
Facsimile No.: (212) 450-3800

To Comcast Parent:	Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attn: Chief Financial Officer
Facsimile No.: (215) 286-1240

with a copy to:

Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, PA 19103
Attn: General Counsel
Facsimile No.: (215) 286-7794

with a copy to (which shall not constitute notice):

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Attn: David L. Caplan
Facsimile No.: (212) 450-3800

To TWC:	c/o Time Warner Cable Inc.
One Time Warner Center
North Tower
New York, NY 10019
Attn: General Counsel
Facsimile No.: (212) 364-8254

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: Matthew W. Abbott
Robert B. Schumer
Facsimile No.: (212) 757-3990

To TWC Parent:	Time Warner Cable Inc.
One Time Warner Center
North Tower
New York, NY 10019
Attn: General Counsel
Facsimile No.: (212) 364-8254

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: Matthew W. Abbott
Robert B. Schumer
Facsimile No.: (212) 757-3990

To BHN:	c/o Bright House Networks, LLC
c/o Advance/Newhouse Partnership
5000 Campuswood Drive
East Syracuse, NY 13057
Attn: Leo Cloutier
Facsimile No.: (315) 438-4643

with a copy to (which shall not constitute notice):

Sabin, Bermant & Gould LLP
Four Times Square
New York, NY 10036
Attn: Arthur J. Steinhauer, Esq.
Facsimile No.: (212) 381-7218

To BHN Parent:	Bright House Networks, LLC
c/o Advance/Newhouse Partnership
5000 Campuswood Drive
East Syracuse, NY 13057
Attn: Leo Cloutier
Facsimile No.: (315) 438-4643

with a copy to (which shall not constitute notice):

Sabin, Bermant & Gould LLP
Four Times Square
New York, NY 10036
Attn: Arthur J. Steinhauer, Esq.
Facsimile No.: (212) 381-7218

To Google:	Google Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn: General Counsel
Facsimile No.: (650) 887-2421

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: David Segre, Esq.
Facsimile No.: (650) 493-6811
     10. Definitive Agreement. For the avoidance of doubt, this Agreement constitutes the Definitive Agreement (as such term is defined in the Investor Agreement dated as of May 7, 2008 among Comcast Parent, TWC Parent, BHN Parent and Google (the “Investor Agreement”)). Each of Comcast Parent, TWC Parent, BHN Parent and Google agrees that the Investor Agreement shall terminate pursuant to Section 4 thereof concurrently with the execution of this Agreement by the parties hereto.
     11. Amendments and Waivers. No modification, amendment or waiver of any provision of this Agreement will be effective without the written approval of each Investor, except that any Investor may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Notwithstanding the foregoing, no modification, amendment or waiver of Section 8 of this Agreement will be effective without the written approval of each Investor, Comcast Parent, TWC Parent, BHN Parent and Google. No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified in this Agreement) will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of the right, power or privilege, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by law.
     12. Survival. Notwithstanding anything herein to the contrary, (x) paragraphs 8, 12, 14, 15 and 18 shall survive any termination of this Agreement and (y) each party shall remain liable to the other parties for any breach of its obligations hereunder existing at the time of such termination.
     13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights or obligations of any party hereto may be assigned or transferred by any party, pursuant to any Transfer of Equity Securities or Units or otherwise, other than to a Permitted Transferee or a Permitted Designee of an Investor; provided that each Investor will cause each Permitted Transferee or Permitted Designee of such Investor acquiring Equity Securities or Units in accordance with the terms of the Equityholders’ Agreement or the Operating Agreement, as applicable, to (unless already bound hereby) execute and deliver to each other Investor an acknowledgment and agreement to be bound by this Agreement in the form of Exhibit A hereto.
     14. Governing Law; Jurisdiction. This Agreement will be governed in all respects by the laws of the State of Delaware. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the parties to this Agreement submit to the exclusive jurisdiction of those courts for the purpose of a suit, proceeding or judgment. Each party to this Agreement irrevocably waives any right it may have had to bring an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.
     15. Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     16. Severability. When possible, each provision of this Agreement will be interpreted so as to be effective and valid under law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law in any jurisdiction, that invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in that jurisdiction as if the invalid, illegal or unenforceable provision had never been contained in this Agreement and the parties to this Agreement will use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by that provision.
     17. Entire Agreement. This Agreement, together with the other Transaction Documents and Ancillary Agreements, constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.
     18. No Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer on or give any Person other than the parties hereto, and their respective successors and permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.
     19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMCAST WIRELESS INVESTMENT I, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

COMCAST WIRELESS INVESTMENT II, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

COMCAST WIRELESS INVESTMENT III, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

COMCAST WIRELESS INVESTMENT IV, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

COMCAST WIRELESS INVESTMENT V, INC.
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature Page to the Strategic Investor Agreement]

Solely for purposes of Sections 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19: COMCAST CORPORATION
By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Signature Page to the Strategic Investor Agreement]

TWC WIRELESS HOLDINGS I LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS II LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

TWC WIRELESS HOLDINGS III LLC
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

Solely for purposes of Sections 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19: TIME WARNER CABLE INC.
By:	/s/ Satish Adige
	Name:	Satish Adige
	Title:	Senior Vice President, Investments

[Signature Page to the Strategic Investor Agreement]

BHN SPECTRUM INVESTMENTS, LLC
By:	/s/ Leo Cloutier
	Name:	Leo Cloutier
	Title:	Senior Vice President, Strategy and Business Development

Solely for purposes of Sections 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, and 19: BRIGHT HOUSE NETWORKS, LLC
By:	/s/ Leo Cloutier
	Name:	Leo Cloutier
	Title:	Senior Vice President, Strategy and Business Development

[Signature Page to the Strategic Investor Agreement]

GOOGLE INC.
By:	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Vice President and General Counsel

[Signature Page to the Strategic Investor Agreement]

EXHIBIT A
Joinder to Strategic Investor Agreement
     This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with that certain Strategic Investor Agreement dated as of November 28, 2008 (as amended from time to time, the “Agreement”) among Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Comcast Corporation, TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, Time Warner Cable Inc., BHN Spectrum Investments, LLC, Bright House Networks, LLC and Google Inc. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.
     The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Agreement and shall have all of the rights and obligations as if it were an original party thereto and shall be deemed, together with one or more of its Permitted Transferees or Permitted Designees then party to the Agreement, an “Investor” and [“Comcast”] [“TWC”] [“BHN”] [“Google”] for all purposes thereof and shall have all rights and obligations incidental thereto. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date:                           ,

[NAME OF JOINING PARTY]
By:
Name: Title:
Address for Notices: